Exhibit 10.2

SURFECT HOLDINGS, INC.

2006 STOCK PLAN

1.             Purpose of the Plan

(a)           The purpose of the 2006 Stock Plan (the “Plan”) of Surfect Holdings, Inc. (the “Company”) is to:

(i)            promote the interests of the Company and its stockholders by strengthening the Company’s ability to attract, motivate and retain employees, officers, consultants and members of the Board of Directors;

(ii)           furnish incentives to individuals chosen to receive Awards because they are considered capable of responding by improving operations and increasing profits or otherwise add value to the Company; and

(iii)          provide a means to encourage stock ownership and proprietary interest in the Company to valued employees, members of the Board of Directors and consultants upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

The issuance of Common Stock pursuant to the Plan is intended to qualify for the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 701.

2.             Definitions

(a)           “Award” means an Option or Stock Award granted under the Plan.

(b)           “Award Agreement” means any written agreement, contract, or other instrument or document between the Company and a Participant evidencing an Award, including an Option Agreement.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cause” means (i) a Participant’s willful and repeated failure to comply with the lawful directives of the Board or such Participant’s supervisory personnel, (ii) any criminal act or act of dishonesty, disloyalty, misconduct or moral turpitude by a Participant that is injurious in any significant respect to the property, operations, business or reputation of the Company after, in the case of non-criminal conduct, notice and an opportunity to cure if such conduct is capable of cure within a reasonable period of time, or (iii) material breach by a Participant of his or her employment agreement (if any) with the Company; provided that to the extent this definition is inconsistent with the definition of “cause” in any employment or consulting agreement of a Participant, the definition in such employment agreement shall control.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means the committee of two or more persons established by the Board to administer the Plan; provided, that at any time such a committee does not exist, “Committee” means the Board.

(g)           “Common Stock” means the 0.0001 par value Common Stock of the Company.

(h)           “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services to the Company as an independent contractor.

(i)            “Director” means any member of the Board.

(j)            “Disability” means a disability that would qualify as such under the Company’s then current long term disability plan.  In the event no such long-term disability plan exists, disability shall mean that the Committee determines in good faith, based on medical evidence acceptable to it, that the Participant has become physically or mentally disabled or incapacitated for a continuous period of 90 days to such an extent that he or she is unable to perform his or her duties.

(k)           “Eligible Person” means any Employee or Director of the Company or any Parent or Subsidiary of the Company, or any Consultant.

(l)            “Employee” means any person, including officers, employed by the Company or any Parent or Subsidiary of the Company, with the status of employment determined based upon such minimum number of hours or periods worked as shall be determined by the Committee at its discretion, subject to any requirements of the Code.  The payment by the Company of a director shall not be sufficient to constitute “employment” of such director by the Company.

(m)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(n)           “Fair Market Value” of the Common Stock as of any date means:

(i)  If the Company is listed on a national securities exchange, the average of the reported high and low sales prices of the Common Stock on the stock exchange composite tape for the ten trading days preceding the date of determination.  If the Common Stock is traded over-the-counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of the Common Stock for the ten trading days preceding the date of determination.

(ii)  In the event that the Common Stock is not listed on a national securities exchange, the Committee shall determine the Common Stock’s Fair Market Value by the reasonable application of a reasonable methodology, as it deems appropriate, taking into account all available information material to the value of the Company.

the fair market value of the Common Stock (expressed on a per-share basis) as of such date, as determined in good faith by the Committee based on the consolidated results of operations, financial condition and future prospects of the Company and such other factors as the Committee may deem appropriate or, in the event that the Common Stock is listed on a national securities exchange or traded in the Nasdaq National Market System, the average of the closing sales prices of the Common Stock for the ten trading days preceding the date of determination.  Fair Market Value shall be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

(o)           “ISO” means an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.  An ISO may be granted only to Employees.

(p)           “NQO” means an Option other than an ISO.

(q)           “Option” means any stock Option granted pursuant to the Plan.

(r)            “Option Agreement” means the written agreement by and between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions of the grant, including any amendments to that agreement.

(s)           “Optionee” means an Eligible Person who receives an Option.

(t)            “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(u)           “Participant” means any Eligible Person selected to participate in an Award pursuant to Section 5.

(v)           “Reporting Person” means an officer, director or greater than 10% shareholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(w)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as the same may be amended form time to time, or any successor provision.

(x)            “Stock Award” means a right to the grant or purchase, at a price determined by the Committee, of Common Stock, which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achievement of pre-established financial objectives or both.

(y)           “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

3.             Shares of Common Stock Subject to the Plan

(a)           Subject to the provisions of Section 3(c) and Section 12, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Awards under the Plan will not exceed 1,500,000 shares of Common Stock.

(b)           The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued Common Stock or from previously issued Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market.

(c)           To the extent any Option or Award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available for issuance under the Plan.  In addition, upon the repurchase by the Company of shares of Common Stock issued pursuant to the exercise of Options, such shares shall again be available under the Plan.

4.             Administration of the Plan

The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted and the number of shares subject to each Award.  The Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration.  The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan.  All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.  No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

5.             Eligibility

Awards may be granted to Employees, Directors and Consultants of the Company or any of its Subsidiaries in the sole discretion of the Committee.  In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. Each Award will be evidenced by an agreement and may include any other terms and conditions consistent with the Plan as the Committee may determine.

6.             Written Agreement; Effect

Each Award shall be evidenced by an Award Agreement, in a form satisfactory to the Committee, executed by the Company and by the person to whom such Award is granted.  If applicable, the Award Agreement shall specify whether each Option it evidences is a NQO or an ISO.  Failure of the grantee to execute an Award Agreement shall not void or invalidate the grant of an Award; provided, however, that an Option may not be exercised until the Award Agreement evidencing such Option is executed.

7.             Annual $100,000 Limitation in ISOs

To the extent required by Section 422(d) of the Code, the aggregate Fair Market Value of shares of the Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000.  For this purpose, Fair Market Value shall be the fair market value of the shares covered by the ISOs when the ISOs were granted.

8.             Advance Approvals

The Committee may approve the grant of Awards to persons who are expected to become Eligible Persons, but are not Eligible Persons at the date of approval.  In such cases, the Award shall be deemed granted, without further approval, on the date the grantee becomes an Eligible Person, and must satisfy all requirements of this Plan for Awards granted on that date.

9.             Stock Options

(a)           Option Agreement.  The Committee may from time to time grant Options pursuant to an Option Agreement.  Each Option Agreement shall state the number of shares of Common Stock to which the Option relates.

(b)           Type of Option.  Each Option shall be designated as an ISO or a NQO and shall be subject to the terms and conditions set forth in this Section 9. ISOs shall also be subject to the terms and conditions set forth in Section 10.

(c)           Grant Date.  Each Option Agreement shall specify the date as of which it shall be effective, which date shall be the Grant Date (determined pursuant to Section 8 in the case of advance approvals).

(d)           Exercise Price.  Except as provided in Section 10, the purchase price of Common Stock under each Option will be determined by the Committee.

(e)           Term and Exercisability.  The term of each Option shall be determined by the Committee but shall not exceed 10 years.  Unless otherwise specified in an Option Agreement, Options shall vest and become exercisable on the following schedule:

1/3 on the first annual anniversary of the Grant Date,

1/3 on the second anniversary of the Grand Date and

1/3 on the third anniversary of the Grant Date.

(f)            Method of Payment. Options shall be exercisable by written notice to the Company (to the attention of the Company’s Chief Financial Officer) accompanied by payment in full of the applicable exercise price.  Payment of the exercise price may be made (i) in cash, (ii) at the discretion of the Committee, by delivery of a full recourse promissory note bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code as of the date of purchase or exercise, (iii) by delivery of Options valued at the excess of the Fair Market Value of the shares of Common Stock subject thereto less the exercise price of such Options (i.e., a “cashless exercise”) or (iv) by a combination of any of the above.  The Committee may, in its discretion and upon request of the holder, issue shares upon exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, or selected by the exercising Optionee and approved by the Company’s Chief Financial Officer), without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment or such purchase price.

(g)           Fractional Shares.  No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.  If an Option exercise results in a fractional share, the number of shares issued to the Participant shall be rounded up to the next whole share.

(h)           Other Provisions.  Each Option Agreement may contain such other terms, provisions, and conditions not inconsistent with this Plan, including rights of repurchase, as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such option as an “incentive stock option” within the meaning of Section 422 of the Code.

(i)            Withholding of Taxes. The Company may, if necessary or desirable, withhold from any amounts due and payable by the Company to any Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any issuance or exercise of Options granted under the Plan to such Participant, and the Company may defer such issuance or exercise unless indemnified to its satisfaction against the payment of any such amount.

(j)            Termination of Employment.  Unless otherwise provided in an Option Agreement, in the event that a Participant ceases to be employed by (or, in the case of a non employee, ceases to perform services for) the Company or any Parent or Subsidiary (in each case, a “Termination of Employment”), all outstanding Options held by such Participant shall be treated as follows:

(i)            Cause.  If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary for Cause, all the Options (whether vested or unvested) shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment.

(ii)           Disability.  If the Participant is terminated from his or her employment with the Company or a Parent or Subsidiary by reason of Disability, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment.  All Options that have vested prior to such date shall remain exercisable for a period of 120 days following such date.

(iii)          Death.  If the Participant dies while employed by the Company or a Parent or Subsidiary, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of death.  Following the Participant’s death, his or her executors, administrators, legatees or distributees may exercise the Options that have vested prior to the date of death for a period of 120 days following the date of death.

(iv)          Other Terminations of Employment.  If the Participant’s employment is terminated for any other reason, all unvested Options shall automatically terminate and be cancelled (without any action on the part of the Company) on the date of Termination of Employment.  All Options that have vested prior to such date shall remain exercisable for a period of 30 days following such date.

(k)           Rule 16b-3.  Options granted to Reporting Persons shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption for Plan transactions.

10.           Terms and Conditions to Which Only ISOs Are Subject

Options which are designated as ISOs shall be subject to the following terms and conditions:

(a)           Exercise Price.  The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the stock covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of attribution rules, currently set forth in Code Section 424), stock of the Company constituting more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any affiliate of the Company, shall in no event be less than 110% of such Fair Market Value.

(b)           Option Term.  Unless an earlier expiration date is specified by the Committee at the Grant Date in the Option Agreement, each ISO shall expire 10 years from its Grant Date; except that an ISO granted to any person who owns, directly or indirectly (or is treated as owning by reason of applicable attribution rules currently set forth in Section 424 of the Code) stock of the Company constituting more than 10% of the total combined voting power of the Company’s outstanding stock, or the stock of any affiliate of the Company, shall expire five years from its Grant Date.

(c)           Disqualifying Dispositions.  If Common Stock acquired by exercise of an ISO is disposed of within two years from the Grant Date or within one year after the transfer of the Common Stock to the Optionee, the holder of the Common Stock immediately prior to the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the disposition as the Company may reasonably require.  Such holder shall pay to the Company any withholding and employment taxes which the Company in its sole discretion deems applicable.  The Company may instruct its stock transfer agent by appropriate means, including placement of legends on stock certificates, not to transfer stock acquired by exercise of an ISO unless it has been advised by the Company that the requirements of this Section have been satisfied.

11.           Stock Awards

(a)           Terms and Conditions. All shares of Stock Awards granted or sold pursuant to the Plan will be subject to the following conditions:

(i)            The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(ii)           The Committee may require the Participant to enter into an agreement providing that the certificates representing Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of the Company until all restrictions are removed or expire.

(iii)          Each Certificate representing Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

(iv)          The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitations, restrictions under the Exchange Act, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under and blue sky or other securities laws applicable to such shares.

(b)           Lapse of Terms and Conditions.  The restrictions imposed under Section 11(a) upon Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee.

(c)           Stockholder Rights.  Subject to the provisions of Section 11(a) and Section 11(b), the holder will have all rights of a stockholder with respect to the Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

(d)           Method of Payment.  Except as set forth below, the purchase price (if any) for shares acquired pursuant to Stock Awards will be payable in full in cash or by check.  The Committee may, in its discretion and upon request of the holder, issue shares of the Stock Awards directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment or such purchase price. No payment by the guarantee of a brokerage firm or firms as described above will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

12.           Adjustment Provisions

(a)           Subject to Section 12(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions.

(b)           Notwithstanding the provisions of Section 12(a), upon dissolution or liquidation of the Company or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving Corporation, or upon the sale of all or substantially all of the property of the Company, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and assumption or the substitution for such Awards or issuance of new Awards covering the stock of a successor employer corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c)           Adjustments under Sections 12(a) and 12(b) will be made by the Committee, whose determinations to what adjustments will be made and the extent thereof will be final, binding, and conclusive.  No fractional interest will be issued under the Plan on account of any such adjustments.

13.           General Provisions

(a)           No Right To Continued Employment.  Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as an Employee or Consultant or member of the Board of the Company or any of its Subsidiaries or affect the right of the Company to terminate the employment, consulting relationship or membership on the Board of any Participant at any time with or without cause.

(b)           Compliance with Legal Requirements.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by Federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to make any reasonable action to meet such requirements.

(c)           Participant Rights.  No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

(d)           Withholding Taxes.  The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award.

(e)           Nontransferability.  No Award and no right under the Plan, contingent or otherwise, will be transferable, assignable or subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Award in the event of death of a Participant.  If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Award.

(f)            Amendment and Termination of Option.  The Committee may cancel, with the consent of the Participant, all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant a new Option for the same or a different number of shares as the Option surrendered, or may require such voluntary surrender as a condition to a grant of a new Option to such Participant.  Such Option shall be exercisable at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

(g)           [Reserved].

(h)           Amendment and Termination of Plan.  The Committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.  No such amendment will, without approval of the stockholders of the Company, except as provided in Section 12 of the Plan:

(i)            Change the class of persons eligible to receive Awards under the Plan;

(ii)           Materially increase the benefits accruing to Eligible Persons under the Plan; or

(iii)          Increase the number of shares of Common Stock subject to the Plan.

The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Award agreement as it deems advisable.

No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate impair or adversely affect any right or obligation under any Award previously granted under the Plan.

(i)            Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

(j)            Effective Date and Duration of Plan.  This Plan will become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of stockholders of the Company (the “Effective Date”).  In the absence of such approval, all Awards shall be null and void.  Unless previously terminated, the Plan will terminate 10 years after the Effective Date.

(k)           Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee or Board member shall be entitled to the indemnification rights set forth in this Section only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee or Board member undertakes to handle and defend it on his or her own behalf.